Exhibit 99.1

ZyVersa Therapeutics Reports Inducement Grant to Newly Appointed Chief Medical Officer Under Nasdaq Listing Rule 5635(c)(4)

Jan 27, 2023

WESTON, FL., (Jan. 27, 2023) — ZyVersa Therapeutics, Inc. (Nasdaq: ZVSA, or “ZyVersa”), a clinical-stage specialty biopharmaceutical company developing first-in-class drugs for treatment of renal and inflammatory diseases with high unmet medical needs, today announced the grant of an inducement equity award outside ZyVersa’s 2022 Equity Incentive Plan to its newly appointed Chief Medical Officer and Senior Vice President of Medical Affairs, Dr. Pablo Guzman. The grants were approved by the Compensation Committee of the Board of Directors effective as of January 26, 2023 as inducements material to Dr. Guzman entering into employment with ZyVersa in accordance with Nasdaq Listing Rule 5635(c)(4).

The inducement grants consisted of a nonqualified stock option to purchase 100,000 shares of common stock. The option has an exercise price of $2.11 per share, the closing price per share of the Company’s common stock as reported by Nasdaq on January 25, 2023. The option has a ten-year term and vests in three equal annual installments commencing on January 26, 2024, subject to Dr. Guzman’s continued service with ZyVersa through the applicable vesting dates.

About ZyVersa Therapeutics, Inc.

ZyVersa is a clinical stage specialty biopharmaceutical company leveraging advanced, proprietary technologies to develop first-in-class drugs. ZyVersa’s focus is on patients with renal or inflammatory diseases who have significant unmet medical needs. The company’s development pipeline includes phase 2a-ready VAR 200, a cholesterol efflux mediator for treatment of rare kidney disease, focal segmental glomerulosclerosis (FSGS). Other potential indications for VAR 200 include Alport syndrome and diabetic kidney disease. ZyVersa’s development pipeline also includes a novel inflammasome ASC inhibitor, IC 100, to control damaging inflammation associated with a multitude of inflammatory diseases. IC 100 has potential to treat numerous CNS and other inflammatory diseases. For more information, please visit www.zyversa.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. ZyVersa Therapeutics, Inc (“ZyVersa”) uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions. Such forward-looking statements are based on ZyVersa’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including ZyVersa’s plans to develop and commercialize its product candidates, the timing of initiation of ZyVersa’s planned preclinical and clinical trials; the timing of the availability of data from ZyVersa’s preclinical and clinical trials; the timing of any planned investigational new drug application or new drug application; ZyVersa’s plans to research, develop, and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of ZyVersa’s product candidates; ZyVersa’s commercialization, marketing and manufacturing capabilities and strategy; ZyVersa’s ability to protect its intellectual property position; and ZyVersa’s estimates regarding future revenue, expenses, capital requirements and need for additional financing.

New factors emerge from time-to-time, and it is not possible for ZyVersa to predict all such factors, nor can ZyVersa assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements included in this press release are based on information available to ZyVersa as of the date of this press release. ZyVersa disclaims any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Corporate and IR Contact:

Karen Cashmere
Chief Commercial Officer
kcashmere@zyversa.com
786-251-9641

Media Contacts
Tiberend Strategic Advisors, Inc.

Casey McDonald
cmcdonald@tiberend.com
646-577-8520

Dave Schemelia
Dschemelia@tiberend.com
609-468-9325